ZAZOVE CONVERTIBLE SECURITIES FUND, INC.
SCHEDULE OF INVESTMENTS
September 30, 2004
                                          Principal/      Market
                                            Shares         Value
INVESTMENT SECURITIES - 112%

CONVERTIBLE PREFERRED STOCK - 36%

AUSTRALIA - 6%
National Australia Bank 7.875%                48,500   $1,645,120
Village Roadshow 6.500%                        1,500       56,250
Village Roadshow (144A) 6.500% (b)            22,500      843,750
     Total Australia                                    2,545,120

UNITED STATES - 30%
AES Trust VII 6.000% Due 05-15-08             50,000    2,370,000
Carriage Services Cap Trust 7.000%
   Due 06-01-29                               33,000    1,287,000
Fleetwood Capital Trust 6.000%
   Due 02-15-28                               25,000    1,125,000
Ford Motor Corp. Trust 6.500%
   Due 01-15-32 (d)                           27,000    1,411,560
Hercules Inc. 6.500% Due 06-30-29              1,220      959,842
McLeodUSA Inc. 2.500% Due 04-18-12            98,750      246,875
Metromedia Int'l Group, Inc. 7.250% (d)      156,000    2,340,000
Paxson Communications 9.750% Due 12-31-06         86      481,566
Quadramed Corp (144A) 5.500% (b)              48,000    1,134,000
Titanium Metals 6.645% Due 12-01-26 (e)       16,200      866,700
Washington Mutual 5.375% Due 05-01-41         33,000    1,804,688
    Total United States                                14,027,231

Total convertible preferred stock (cost- $13,812,538)  16,572,351

CONVERTIBLE BONDS - 63%

CANADA - 4%
Four Seasons Hotels 1.875% Due 07-30-24(d) 1,500,000    1,663,125

ISRAEL - 1%
Teva Pharm (Series B) 0.250% Due 02-01-24    500,000      477,188

SINGAPORE - 1%
APP Finance VI Mauritius                  12,903,000      516,120
   0.000% Due 11-18-12 (a)(c)(d)

UNITED STATES - 57%

Affiliated Managers Group Inc.             1,700,000    1,740,800
   0.000% Due 05-07-21(c)(d)
Bunge Ltd Finance Corp.                    1,300,000    1,756,820
   3.750% Due 11-15-22(d)
Computer Associates International, Inc.    1,300,000    1,508,000
   5.000% Due 03-15-07(d)
Corning Inc.                               1,600,000    1,648,000
   4.875% Due 03-01-08 (d)(g)
Disney Walt Company                        1,600,000    1,644,000
   2.125% Due 04-15-23(d)
Eastman Kodak (144A)                       1,450,000    1,832,438
   3.375% Due 10-15-33 (b)(d)
GATX Corp.                                 1,000,000    1,163,260
   7.500% Due 02-01-07(d)
Halliburton                                1,000,000    1,139,250
   3.125% Due 07-15-23
IOS Capital LLC (144A)                     1,000,000    1,042,500
   5.000% Due 05-01-07 (b)
Interpublic Group of Cos. Inc.               800,000      950,920
   4.000% Due 03-15-23
Johnson and Johnson                        1,700,000    1,319,625
   0.000% Due 07-28-20 (c)(d)(f)
Legg Mason                                 2,250,000    1,449,900
   0.000% Due 06-06-31 (c)(d)
Level Three Communications                 2,000,000    1,090,000
   6.000% Due 09-15-09
Lowe's Companies Inc.                      1,950,000    1,756,950
   0.000% Due 02-16-21 (c)(d)
Quanex (144A)                                500,000      560,075
   2.500% Due 05-15-34(b)
Scottish Annuity & Life Holdings           1,000,000    1,142,500
   4.500% Due 12-01-22
Silicon Valley Bancshares                    500,000      601,250
   0.000% Due 06-15-08(c)
Universal Health Services                  2,600,000    1,515,280
   0.426% Due 06-23-20
World Airways, Inc.                        1,400,000    2,761,500
   8.000% Due 12-30-09
        Total United States                            26,623,068

Total convertible bonds (cost - $25,543,146)           29,279,500

CONVERTIBLE BOND UNITS - 10%

AUSTRALIA - 3%
News Corp. 0.750% Due 03-15-23                 1,300    1,210,950

UNITED STATES - 7%
CenterPoint Energy 2.000% Due 09-15-29        50,000    1,662,000
General Motors 6.250% Series C Due 07-15-33   65,000    1,829,750
         Total United States                            3,491,750

Total convertible bond units (cost - $4,335,241)        4,702,700


COMMON STOCK - 3%

UNITED STATES - 3%
Ascent Assurance, Inc (d)                     12,359        6,921
Hybridon, Inc.                               209,618      132,059
Service Corp International                    70,627      438,594
Venturi Partners, Inc.                        81,864      696,253
      Total Common Stock (cost $1,978,091)              1,273,827


PREFERRED STOCK - (0%, cost $3,033)

GREAT BRITIAN - (0%, cost $3,033)
PTV Inc. $5.00                                   610        3,203


WARRANTS - (0%, cost - $8,544)

UNITED STATES -0%
McLeodUSA Inc.                                15,535        1,709


Total investment securities (cost - $45,680,593)       51,833,290

COMMON STOCK SOLD SHORT- (-2%, proceeds $855,445)

UNITED STATES - (2)%
World Airways Inc. (d)                      (125,500)    (781,238)

Other assets less liabilities - (10%)                  (4,860,574)

SHAREHOLDERS' CAPITAL - 100%                          $46,191,478

(a) This security is in default and interest is not being accrued on the position.
(b) 144A securities are those which are exempt from registration under Rule 144A of the U.S. Securities Act of 1933. These securities are subject to contractual or legal restrictions on their sale.
(c) Non-income producing securities.
(d) All or a portion of these securities are pledged as collateral for the margin account held by the custodian.
(e) Titanium Metal Inc. name changed from Timet Capital Trust.
(f) Alza Corp. acquired by Johnson & Johnson.
(g) Oak Industries, Inc. acquired by Corning, Inc.

Percentages are based upon the fair value as a percent of net
  Assets as of September 30, 2004.